                                    SCHEDULE 14C

                                   (RULE 14C-101)

                      INFORMATION REQUIRED IN INFORMATION STATEMENT

                              SCHEDULE 14C INFORMATION

                    INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

             OF THE SECURITIES EXCHANGE ACT OF 1934 (AGREEMENT OF SALE NO. )

Check the appropriate box:

[ ]      Preliminary Information Statement

[ ]      Confidential, for Use of the Commission Only (as

permitted by Rule 14c-5(d)(2))

[X]      Definitive Information Statement

                               AVANI INTERNATIONAL GROUP, INC.

                          (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by

Exchange

Act Rule 0-11(a)(2) and identify the filing for which the

offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

AVANI INTERNATIONAL GROUP, INC.

#328-17 Fawcett Road

Coquitlam, B.C. (Canada) V3K 6V2

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INFORMATION STATEMENT

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WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

      This Information Statement is being furnished to the stockholders of Avani International Group, Inc., a Nevada corporation (the "Company"), in connection with an agreement to sell substantially all of the assets of the Company by the written consent of holders of a majority of the Company's voting capital stock which consists solely of the Company's outstanding common stock, $0.001 par value ("Common Stock"). On October 23, 2002, the Company's Board of Directors approved and recommended that the Company, together with its wholly owned subsidiary, Avani Oxygen Water Corp., enter into a Sale and Purchase Agreement (“Agreement of Sale”) with Avani O2 Water Sdn. Bhd (“Purchaser”). The Agreement of Sale is subject to the approval by a majority of its shareholders. Pursuant to the Agreement of Sale, the Company has agreed to sell to Purchaser substantially all of the assets of the Company for a total purchase price of $1,650,000 Canadian Dollars (CDN) (or $1,053,525 USD at current exchange rates). In addition, the Purchaser is responsible for the payment of all transfer taxes. The total purchase price is payable in 24 monthly instalments of $70,620.00 CDN (or $45,090.87 USD at current exchange rates) commencing October 1, 2002 and continuing on the first date of each month to September 1, 2004; with a final payment of $220,686.00 CDN (or $140,908 USD at current exchange rates) on October 1, 2004. Interest accrues on the unpaid balance at the rate of 8% per annum calculated annually, and shall be payable by the Purchaser on October 1, 2004 if the sale price is not fully paid on or before September 30, 2003.

      A consent of stockholders holding in excess of a majority of the voting power approving the Agreement of Sale was executed on November 5, 2002. The effective date of the Agreement of Sale will be 20 days after the date of the mailing of this Information Statement. If the Agreement of Sale were not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting convened for the specific purpose of approving the Agreement of Sale.

      The elimination of the need for a special meeting of stockholders to approve the Agreement of Sale is made possible by Section 78.320(2) of the Nevada Revised Statute (the "NRS") which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders having at least a majority of the voting power may be substituted for such special shareholder meeting. Pursuant to Section 78.565 of the NRS, a majority of the voting power of a Nevada corporation is required in order to sell, lease, or exchange all of that corporation’s property and assets. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Agreement of Sale as early as possible, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority of voting power. As discussed hereafter, the Board of Directors has recommended that the Company enter into and effect the Agreement of Sale.

      The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company for the Agreement of Sale is October 25, 2002, and the number of outstanding shares of Common Stock on the record date is 9,522,698. On the record date, the Company affiliates (which are its officers, directors, and greater than 10% stockholders) and certain other stockholders (“Controlling Stockholders") own in the aggregate at least 7,100,020 shares of Common Stock of the Company or 74.56% of the total outstanding common stock of the Company. The Controlling Stockholders gave their written consent to the Agreement of Sale on November 5, 2002. Mr. Chin Yen Ong, the Company’s majority shareholder, who has provided his written consent to the transaction, is a director and 30% shareholder of the Purchaser.  Mr. Ong also is the nephew of Mr. Robert Wang, a director and president of the Company. The written consents to the Agreement of Sale by the majority in voting power will become effective 20 days after the date of the mailing of Definitive Information Statement.  This Definitive Information Statement will be sent to the stockholders on or about November 26, 2002.

       Pursuant to Section 78.320(3) of the NRS, no notice is required to be provided to the other stockholders, who have not consented in writing to such action, regarding the taking of the corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the NRS are afforded to the Company's stockholders as a result of the adoption of the Agreement of Sale.

       The Company common stock will continue to trade on the OTCBB Market under the trading symbol "AVIT."

COMMON STOCK OF THE COMPANY

        As of the record date of the Agreement of Sale, there were 9,522,698 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

        The table below sets forth the high and low bid prices of the Common Stock of the Company as reported by NASDAQ. The quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions. The Company's common stock is listed on the NASDAQ OTC Bulletin Board under the symbol "AVIT". There is an absence of an established trading market for the Company's common stock, as the market is limited, sporadic and highly volatile. The absence of an active market may have an effect upon the high and low price as reported.

2000                                  Low Bid    High Bid

1st Quarter                              0.0625    0.375

2nd Quarter                             0.0625    0.34375

3rd Quarter                              0.10      0.625

4th Quarter                              0.10      0.38

2001                                  Low Bid  High Bid

1st Quarter                              0.01      0.7

2nd Quarter                             0.035    0.1

3rd Quarter                              0.05*   0.25*

4th Quarter                              0.15     0.3

2002

1st Quarter                              0.07    0.03

2nd Quarter                             0.06    0.03

3rd Quarter                             0.03    0.02

*(On July 27, 2001, the Company effected a reverse split of its issued and outstanding shares of common stock, $.001 par value, and correspondingly reduced its authorized shares of common stock, $.001 par value, on a 10 for 1 basis.)

As of the record date (October 25, 2002), there are 726 shareholders of record of the Company's common stock. Although there are no restrictions on the Company's ability to declare or pay dividends, the Company has not declared or paid any dividends since its inception and does not anticipate paying dividends in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

        The following table identifies as of October 25, 2002 information regarding  the current directors and executive officers of the Company and those persons or entities who beneficially own more than 5% of the common stock of the Company:

                                                                                               Percentage of

                                                                Common Stock     Common Stock

                                                                Beneficially           Beneficially Owned On

Name                                                    Owned                   Record Dates(1)

-----------------------------------------------------------------------------------------------

Chin Yen Ong                                    17,722,509 (2)                    77.9%

No.106, Jalan 1

Taman Sri Selayang

68100 Batu Caves

Selangor Darul Ehsan

Malaysia

Hsiaio, Mao-Lin                                  6,340,068 (3)                         44.1%

6F, 7, Lane 96,

Chung Shan N. Road,

Sec.2 Taipei

Taiwan, R.O.C.

Lee, Hsien-Ho                                   3,800,000 (4)                         30.71%

3 Alley 16

Lane 107, Ho-Ping E Rd.

Sec 2, Taipei

Taiwan, R.O.C.

Robert Wang(5)(8)                                   -0-                                       0%

328-17 Fawcett Road

Coquitlam, B.C. V3K 6V2

Dennis Robinson(6)(8)                           5,000                                 <1%

328-17 Fawcett Road

Coquitlam, B.C. V3K 6V2

Jeffrey Lightfoot(7)(8)                           5,000                                 <1%

328-17 Fawcett Road

Coquitlam, B.C. V3K 6V2

(Officers and directors as a

group - 3 persons)                                10,000                                 <1%

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(1). “Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2). The amount includes common stock purchase warrants held by such party to acquire 13,237,506 shares of common stock of the Company.

(3) The amount includes common stock purchase warrants held by such party to acquire 4,755,051 shares of common stock of the Company.

(4). The amount includes common stock purchase warrants held by such party to acquire 2,850,000 shares of common stock of the Company.

(5). Mr. Wang is President and a Director of the Company. The address stated is the address of the Company’s principal office.

(6). Mr. Robinson is a Director of the Company. The address stated is the address of the Company’s principal office.

(7). Mr. Lightfoot is a Director of the Company. The address stated is the address of the Company’s principal office.

(8). The amounts exclude stock options, if any, that may be granted to each such party under the Company’s 2000 Stock Option Plan.

AGREEMENT OF SALE

      On October 23, 2002, the Company, together with its wholly owned subsidiary, Avani Oxygen Water Corp. entered into a Sale and Purchase Agreement with Avani O2 Water Sdn. Bhd. (“Purchaser”) (“Agreement of Sale”). The Agreement of Sale contemplates the sale of substantially all of the assets of the Company to Purchaser for a total purchase price of $1,650,000 Canadian Dollars (CDN) (or approximately $1,053,525 USD at current exchange rates). The purchase price is allocated $1,000,000 CDN (or $638,336 USD at current exchange rates) for real estate and $650,000 CDN (or approximately $414,919) for equipment. In addition, the Purchaser is responsible for the payment of all relevant taxes. The total purchase price is payable in 24 monthly instalments of $70,620.00 CDN (or approximately $45,090.87 USD at current exchange rates) commencing October 1, 2002 and continuing on the first date of each month to September 1, 2004; with a final payment of $220,686.00 CDN (or approximately $140,908 USD at current exchange rates) on October 1, 2004. Interest accrues on the unpaid balance at the rate of 8% per annum calculated annually, shall be charged and payable by the Purchaser on October 1, 2004 if the sale price is not fully paid on or before September 30, 2003. The Agreement of Sale provides that if the event Purchaser, fails to make a monthly payment as described above, is in breach of any term, condition, obligation or covenant of this Agreement, or is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under certain bankruptcy related acts in Canada, the agreement shall be null and void and all payment made to the Company will be forfeited. It also provides that if the Company, makes untrue representation or warranties to the Purchaser, is in breach of any term, condition, obligation or covenant of the Agreement, or declares bankruptcy, the agreement shall be null and void and all payments made to the Company will be refunded to Purchaser.

      The assets of the Company are comprised of real estate and manufacturing equipment, and are purchased in an “as is” condition. The real estate consists of seven adjoining buildings that include the Company’s principal offices. The equipment consisted of all production, labeling, packing, and other equipment used in connection with the Company’s bottled water manufacturing operation. The real estate is owned by the Company subject to existing mortgages in the amount of $253,516.57 USD, as of September 30, 2002. The Company will be required to pay the existing mortgages from the proceeds received from the Purchaser. The equipment is free of any liens or encumbrances.

        The Company and the Purchaser have agreed to place the instruments of title, which convey to the Purchaser all of the Company’s rights title and interest in and to the real estate and equipment, in an escrow account pending payment of the full purchase price. Upon payment of the full purchase price, the escrow agent will release the instruments of title to the Purchaser. During the escrow period, the Company will continue to manufacture and sell its super-oxygenated bottled water to existing customers, including the Purchaser. Product pricing for product sales to Purchaser are; 500ml @ US$0.37/Bottle, and 1.5L @ US$1.10/Bottle CIF Port Kelang, Malaysia.

Mr. Chin Yen Ong, the Company’s majority shareholder, who has approved the transaction, is a director and 30% shareholder of the Purchaser.  Mr. Ong also is the nephew of Mr. Robert Wang, a director and president of the Company.

The Company has filed a Form 8-K on November 5, 2002 to report the Agreement of Sale transaction, which contains a copy of the Agreement of Sale and the Escrow Agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.

        The Agreement of Sale will not be a taxable transaction to the Company’s stockholders as the outstanding shares of common stock are not being sold or exchanged in connection with the Agreement of Sale. The Agreement of Sale will not have a material adverse tax consequence on the Company.

NO DISSENTER'S RIGHTS.

          Under NRS, stockholders are not entitled to dissenter's rights of appraisal with respect to the  Agreement of Sale.

ADDITIONAL INFORMATION

         The Securities and Exchange Commission allows the Company to "incorporate by reference" information that the Company files with it, which means that we can disclose important information  by referring to those documents. The information incorporated by reference is an important part of this Information Statement, and the information that the Company will file later with the Commission will automatically update and supersede this information. The Company has incorporated by reference the following documents that its has filed with the Commission:

    - Annual Report on Form 10-KSB for the year ended December 31, 2001;

    - Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002;

    - Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002;

    - Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002;

    - Current Report on Form 8-K filed April 4, 2002;

    - Current Report on Form 8-K filed May 28, 2002;

    - Current Report on Form 8-K filed June 3, 2002;

    - Current Report on Form 8-K filed August 1, 2002;

    - Current Reports on Form 8-K/A filed September 9, 2001.

    - Current Reports on Form 8-K filed November 5, 2002.

         The Company also is incorporating by reference additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this Information Statement and the date the Agreement of Sale is effective. Each shareholder may request a copy of these filings at no cost, by writing or telephoning us at the following address and phone number:

AVANI INTERNATIONAL GROUP, INC.

#328-17 Fawcett Road

Coquitlam, B.C. (Canada) V3K 6V2

604-525-2386

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Dennis Robinson

Dennis Robinson

Secretary

Avani International Group, Inc.

Dated: November 26, 2002

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